                                                                     FILED
                                                                  NOV 12, 1982
                                                                 JANE BURGIO
                                                              Secretary of State


                          CERTIFICATE OF INCORPORATION

                                       OF

                               CENTER BANCORP INC.

This is to certify that, there is hereby organized a corporation under and by virtue of N.J. State 14:1-1 et seq., the New Jersey "Business Corporation Act."

First: Corporate Name. The name of the Corporation is Center Bancorp Inc.

Second: Registered Office. The address of this corporation's initial registered office is 2003 Morris Avenue, Union, New Jersey 07083, and the name of the corporation's initial registered agent at such address is John J. Davis.

Third: Corporate Purposes. The purpose or purposes for which the corporation is organized are:

     (a) To act as a bank holding company, with all of the rights, powers and privileges, and subject to all of the limitations, specified in any applicable state or federal legislation from time to time in effect;

     (b) To engage in any other activities within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

Fourth: Capitalization. The total authorized capital stock of the Corporation shall consist of 1,000,000 shares of common stock, par value $5.00 per share. Shares of the authorized capital stock may be issued from time to time for such consideration not less than the par value thereof as may be fixed from time to time by the Board of Directors.

Fifth: Initial Directors. The number of directors constituting the initial Board of Directors of the corporation shall be three; and the names and addresses of the directors are:

         Name                                  Address
         ----                                  -------
     Jack McDonnell             1070 Wychwood Rd., Westfield, N. J. 07090

     John J. Davis              6 Knollwood Dr.,  Morristown, N.J. 07960

     Donald G. Kein             103 Huron Dr.,  Chatham Township, N.J.  07928

Sixth: Incorporation. The name and address of each incorporator is:

         Name                                  Address
         ----                                  -------
     Jack McDonnell             1070 Wychwood Rd., Westfield, N.J. 07090

     John J. Davis              6 Knollwood Dr.,  Morristown, N.J. 07960

     Donald G. Kein             103 Huron Dr.,  Chatham Township, N.J. 07928

Seventh: No Cumulative Voting Rights. Cumulative voting for the election of directors shall not be permitted.

Eight: Indebtedness. The corporation shall have authority to borrow money and the Board of Directors, without the approval of the shareholders and acting within their sole discretion, shall have the authority to issue debt instruments of the corporation upon such terms and conditions and with such limitation as the Board of Directors deems advisable. The authority of the Board of Directors shall include, but not be limited to, the power to issue convertible debentures.

Ninth: The Board of Directors may, if it deems advisable, oppose a tender, or other offer for the corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any and all of the following:

     (1) Whether the offer price is acceptable based on the historical and present operating results or financial conditions of the corporation.

     (2) Whether a more favorable price could be obtained for the corporation's securities in the future.

     (3) The impact which an acquisition of the corporation would have on its employees, depositors and customers of the corporation and its subsidiaries in the community which they serve.

     (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock.

     (5) The value of the securities, if any, which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered.

     (6) Any antitrust or other legal and regulatory issues that are raised by the offer.

If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

Tenth: Preemptive Rights. No holder of common stock of the corporation, as such, shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, any rights or options to purchase stock of any class whatsoever, or any securities covertible into, exchangeable for or carrying rights or options to purchase stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

Eleventh: Number of Directors. The By-Laws shall specify the number of directors other than the number constituting the First Board. Any vacancy in the Board, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

Twelfth: Classification of Directors. The Board of Directors of the corporation shall be divided into three classes, the respective terms of office of which shall end in successive years. The number of directors in each class shall be specified in the By-Laws and shall be as nearly equal as possible. Unless they are elected to fill vacancies, the directors in each class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors shall have been elected and qualified. At each annual meeting of shareholders the directors of only one class shall be elected, except directors who may be elected to fill vacancies.

Thirteenth: Indemnification. Every person who is or was a director, officer, employee, or agent of the corporation, or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the corporation, or of such other corporation, whether or not he is a director, officer, employee or agent of the corporation or such other corporation at the time the expenses or liabilities are incurred.

Fourteenth: No mergers, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least sixty six and 2/3 percent (66-2/3%) of the outstanding shares of Common Stock. This Article 14 may not be amended unless first approved by the affirmative vote of the holders of at least sixty-six and 2/3 percent (66-2/3%) of the outstanding shares of Common Stock.

IN WITNESS WHEREOF, we, the incorporators of the above-named corporation hereunto signed this Certificate of Incorporation on the Twelfth day of November 1982.



                                          /s/   JACK MCDONNELL
                                          ---------------------
                                          Incorporator


                                          /s/   JOHN J. DAVIS
                                          ---------------------
                                          Incorporator


                                          /s/   DONALD G. KEIN
                                          ---------------------
                                          Incorporator

                                  AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                              CENTER BANCORP, INC.

Fourth: Capitalization. The total authorized capital stock of the Corporation shall consist of 10,000,000 shares of common stock, no par value per share. Shares of the authorized capital stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors.

Fifteen: So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this paragraph fifteen shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this paragraph fifteen and to amendment, repeal or termination of effectiveness of any law authorizing this paragraph fifteen shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

Sixteen: So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this paragraph sixteen shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission

(a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this paragraph fifteen and to amendment, repeal or termination of effectiveness of any law authorizing this paragraph fifteen shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

     It is hereby certified that the above amendments to the Certificate of Incorporation were approved by the Shareholders at the Annual Meeting held on March 15, 1988.

                                                      Center Bancorp, Inc.


                                          /s/ JOHN J. DAVIS
                                          ---------------
                                          John J. Davis
                                          President and
                                          Chief Executive Officer

      Attest:

      /s/ JOHN J. DAVIS                   /s/ HELEN MAKO
      -----------------                   --------------
      John J. Davis                       Helen Mako
      Secretary                           Senior Vice President and Treasurer

Form: C-102a
Rev: 701071

                                                                    FILED
                                                                 MAR 17 1988
                                                                 JANE BURGIO
                                                              Secretary of State


                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF



                              CENTER BANCORP. INC.

                     (For Use by Domestic Corporations Only)


     To: The Secretary of State
         State of New Jersey

          Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:


          1. The name of the corporation is Center Bancorp Inc., a New Jersey Corporation.

          2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 15th day of March, 1988.

          Resolved, that the Article Fourth of the Certificate of Incorporation be amended to read as follows:

          Fourth: Capitalization. The total authorized capital stock of the Corporation shall consist of 10,000,000 shares of common stock, no par value per share. Shares of the authorized capital stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors.

          3. The number of shares outstanding at the time of the adoption of the amendment was 348,158. The total number of shares entitled to vote thereon was 348,158.

     If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not Applicable.)

          4. The number of shares voting for and against such amendment is as follows:

          (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

     Number of shares         Number of shares              Number of shares
     Voting for Amendment     Voting Against Amendment      Abstaining

          267,697                  19,300                      4,876

          5. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the share-holders of the corporation on the 15th day of March, 1988.

          Resolved, that the Certificate of Incorporation be amended to add Articles Fifteenth and Sixteenth and shall read as follows:

          Fifteenth: So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this paragraph fifteen shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission
          (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. No amendment to or repeal of this paragraph fifteen and no amendment, repeal or termination of effectiveness of any law authorizing this paragraph fifteen shall apply to or have any effect on the liability or alleged liability of any director or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

          Sixteenth: So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this paragraph sixteen shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission
          (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this paragraph sixteen and no amendment, repeal or termination of effectiveness of any law authorizing this paragraph sixteen shall apply to or have any effect on the liability or alleged liability of any officer for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

          6. The number of shares outstanding at the time of the adoption of the amendment was 348,158. The total number of shares entitled to vote thereon was 348,158.

     (If the shares of any class of series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not Applicable).

          7. The number of shares voting for and against such amendment is as follows:

          (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

     Number of shares         Number of shares              Number of shares
     Voting for Amendment     Voting Against Amendment      Abstaining
          279,424                  2,954                       9,495

     (If the amendment is accompanied by a reduction of stated capital, the following clause may be inserted in the Certificate of Amendment, in lieu of filing a Certificate of Reduction under Section 14A:7-19, Corporations, General, of the New Jersey Statutes. Omit this clause if not applicable.)

          8. The stated capital of the corporation is reduced in the following amount: OMIT. The manner in which the reduction is effected is as follows:


          The amount of stated capital of the corporation after giving effect to the reduction is $ OMIT. (Must be set forth in dollars.)

          9. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected (Omit if not applicable.) OMIT

          (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

          10. The effective date of this Amendment to the Certificate of Incorporation shall be _____________________.

     Dated this 17th day of March, 1988.

                                     CENTER BANCORP INC.

                                     ---------------------
                                     (Corporation Name)

                                     By: /s/ JOHN J. DAVIS
                                             -----------------------------
                                             (Signature)

                                             JOHN J. DAVIS, President
                                             -----------------------------
                                             (Type or Print Name & Title)

     (*May be executed by the chairman of the board, or the president, or a vice-president of the corporation)

     Return to Secretary of State, P.O. Box 1330, Trenton, N.J. 08625,

     Att: Corporation filing.

     Filing Fee             $50.00


     NOTE: No recording fees will be assessed.



     CERTIFICATE OF AMENDMENT TO

     CERTIFICATE OF INCORPORATION OF                        RECORDED AND FILED:

     CENTER BANCORP INC.

     --------------------------------
     (Domestic Corporation Only)

     FILED BY:
               KEIN,  POLLATSCHEK  &  GREENSTEIN
                    2042 Morris Avenue
                         P.O. Box 68                        -------------------
                    Union, New Jersey 07083                 Recorder's Initials



TRANSACTION NO.:

                                                                     FILED
                                                                  NOV 22 1993
                                                              DANNIEL J. DALTON
                                                              Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CENTER BANCORP, INC.


                        Pursuant to N.J.S. 14A:7-15.1(3)

                           Dated: As of July 1, 1993

          The undersigned corporation, having adopted an amendment to its certificate of incorporation in connection with a stock split, hereby certifies as follows:

          1. The name of the corporation is Center Bancorp, Inc.

          2. The date of adoption by the board of directors of the corporation of the resolution approving the two for one stock split effectuated on July 1, 1993 (the "Stock Split") was May 20, 1993.

          3. The  amendment  to  the  certificate  of  incorporation   will  not
     adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the Stock Split exceeding the percentage of authorized shares that was unissued before the Stock Split.

          4. The only class of shares subject to the Stock Split was the corporation's Common Stock. The number of shares of Common Stock subject to the Stock Split was 800,000. The number of shares issued in connection the Stock Split was 800,000.

          5. The certificate of incorporation is amended to increase the corporation's number of authorized shares of Common Stock from 10,000,000 to 20,000,000. In connection therewith, the fourth paragraph of the certificate of incorporation is deleted in its entirety and a new fourth paragraph, annexed hereto as Exhibit A, is substituted for it.

          IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

                                                  CENTER BANCORP, INC
                                                  By: /s/   John Davis
                                                         -----------------------
                                                            John Davis
                                                            President

                                    Exhibit A

               Fourth: Capitalization. The total authorized capital stock of the Corporation shall consist of 20,000,000 shares of Common Stock, without par value. Shares of the authorized capital stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors.